Globe Specialty Metals Reports Increased Sequential Quarter Earnings, Record Fiscal 2012 Results and Increases its Dividend by 25%

•	Net income on a comparable basis for the fourth quarter of $12.9 million increased 5% over the third quarter
•	EBITDA on a comparable basis for the fourth quarter of $32.5 million increased 10% over the third quarter
•	Record net income of $54.6 million for fiscal 2012 increased 3% from fiscal 2011
•	Record EBITDA of $129.1 million for fiscal 2012 increased 7% from fiscal 2011
•	Cash flow from operating activities of $56.2 million in the fourth quarter, compared to $23.0 million in the third quarter
•	GSM increased its annual dividend by 25% to $0.25 per share, payable quarterly in September, December, March and June.

New York, August 20, 2012 – Globe Specialty Metals, Inc. (NASDAQ: GSM) (the “Company”) today announces results for the fourth quarter and fiscal 2012 ended June 30, 2012.

Net sales for the fiscal year ended June 30, 2012 of $705.5 million were up 10% from the prior year.  Shipments of 233,102 MT were flat with the prior year.  Net income attributable to GSM for the year was $54.6 million, a record, compared to $52.8 million in the prior year.  Diluted earnings per share for the year were $0.71 per share, compared to $0.69 per share in the prior year.  EBITDA for the year was $129.1 million, a record, compared to $120.8 million in the prior year.  EBITDA on a comparable basis was $140.9 million, a record, compared to $128.1 million in the prior year.

Net sales for the quarter of $191.7 million were up 11% from the third quarter of fiscal 2012 and 9% from the prior year.  Shipments of 66,683 MT were up 10% from the third quarter and up 18% from the prior year.  The increase from the third quarter is largely due to the timing of customer shipments and the acquisition of Quebec Silicon.

Net income attributable to GSM for the fourth quarter was $8.8 million, compared to $11.6 million in third quarter and $15.5 million in the prior year.  Diluted earnings per share for the quarter were $0.12 per share, compared to $0.15 per share in the third quarter and $0.20 per share in the prior year.

EBITDA for the quarter was $28.7 million, compared to $28.4 million in the third quarter and $36.8 million in the prior year.  EBITDA on a comparable basis was $32.5 million, compared to $29.4 million in the third quarter and $43.8 million in the prior year.

Cash and cash equivalents totalled $178.0 million at June 30, 2012, an increase of $37.4 million from the third quarter, and total debt was $140.7 million, including the $31.8 million used to finance the Canadian acquisition and $12.3 million of financing for our two manufacturing joint ventures.

Cash flow provided by operating activities was $56.2 million in the quarter, compared to $23.0 million in the third quarter and $18.5 million in the prior year.  Working capital, excluding acquisitions, declined $29.8 million in the quarter.  Capital expenditures totalled $3.5 million of cash spent in the quarter, in addition to several capital leases.  Capital expenditures were primarily related to acquiring mining equipment for the Alden coal mining operations in order to open new mines and planned furnace and equipment maintenance at Beverly, Ohio and Mendoza, Argentina.

Diluted earnings per share on a comparable basis were as follows:

	FY 2012		FY 2011	Twelve Months
	Fourth Quarter	Third Quarter	Fourth Quarter	FY 2012	FY 2011
Reported Diluted EPS	$0.12	0.15	$0.20	$0.71	0.69
Tax rate adjustment	-	-	-	-	0.02
Contract settlements	-	-	-	-	(0.03)
Loss on sale of business	-	-	0.06	-	0.06
Niagara Falls and Selma start-up costs	-	-	-	-	0.03
Bridgeport fire	-	-	-	0.04	-
Deferred financing fees write-off	0.01	-	-	0.01	-
Transaction and due diligence expenses	0.04	0.01	0.02	0.07	0.04
Diluted EPS, excluding above items	$0.17	0.16	$0.28	$0.83	0.81

Fourth quarter fiscal 2012 results were negatively impacted by $3.0 million of after-tax transaction-related and due diligence expenses, which include $1.0 million of after-tax legal fees and a $1.3 million after-tax write-off of prepaid expenses related to the Iceland project, and a $1.1 million after-tax write-off of deferred financing fees which are included in the above table.

Fourth quarter fiscal 2012 EBITDA, excluding the items listed below, was $32.5 million. EBITDA on a comparable basis was as follows:

	FY 2012		FY 2011	Twelve Months
	Fourth Quarter	Third Quarter	Fourth Quarter	FY 2012	FY 2011
Reported EBITDA	$28,719	28,359	$36,800	$129,081	120,753
Loss (gain) on sale of business and associated Fx gain	-	-	4,249	(473)	4,249
Contract settlements	-	-	-	-	(5,125)
Bridgeport fire	-	-	-	5,000	-
Niagara Falls and Selma start-up costs	-	-	-	-	3,236
Transaction and due diligence expenses	3,765	1,047	2,745	7,338	5,030
EBITDA, excluding above items	$32,484	29,406	$43,794	$140,946	128,143

EBITDA on a comparable basis increased $3.1 million from the third quarter primarily as a result of higher shipments and lower costs of production, partially offset by lower average selling prices.

GSM’s Board of Directors approved an annual dividend of $0.25 per common share, a 25% increase over the prior year. The dividend will be payable quarterly in September, December, March and June. This dividend represents an aggregate cash payment of approximately $18.8 million to our stockholders. The Company is increasing the dividend from last year's $0.20 per share annual dividend.

Globe CEO Jeff Bradley commented, “We successfully increased production efficiency and lowered costs during the quarter.  The improved efficiency, driven partially by our high quality Alden coal, allowed us to increase EBITDA on a comparable basis by 10% from last quarter.    The diverse end markets that we serve including steel, autos, consumer goods and solar continue to grow despite headwinds in Europe.  We continue to pursue further efficiencies and cost reduction in order to improve margins throughout the company and are actively working on additional growth opportunities including acquisitions and internal growth.”

Conference Call

Globe will review fourth quarter results during its quarterly conference call on August 21, 2012 at 9:00 a.m. Eastern Time. The dial-in number for the call is 877-293-5491. International callers should dial 914-495-8526.  Please dial in at least five minutes prior to the call to register. The call may also be accessed via an audio webcast available on the GSM website at http://investor.glbsm.com. Click on the August 21, 2012 Conference Call link to access the call.

About Globe Specialty Metals

Globe Specialty Metals, Inc. is among the world’s largest producers of silicon metal and silicon-based specialty alloys, critical ingredients in a host of industrial and consumer products with growing markets. Customers include major silicone chemical, aluminum and steel manufacturers, auto companies and their suppliers, ductile iron foundries, manufacturers of photovoltaic solar cells and computer chips, and concrete producers. The Company is headquartered in New York City. For further information please visit our web site at www.glbsm.com.

Forward-Looking Statements

This release may contain ''forward-looking statements'' within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as ''anticipates,'' ''intends,'' ''plans,'' ''seeks,'' ''believes,'' ''estimates,'' ''expects'' and similar references to future periods, or by the inclusion of forecasts or projections. Forward-looking statements are based on the current expectations and assumptions of Globe Specialty Metals, Inc. (the "Company") regarding its business, financial condition, the economy and other future conditions.

Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. The Company's actual results may differ materially from those contemplated by the forward-looking statements. The Company cautions you therefore that you should not rely on any of these forward-looking statements as statements of historical fact or as guarantees or assurances of future performance. Important factors that could cause actual results to differ materially from those in the forward-looking statements include regional, national or global political, economic, business, competitive, market and regulatory conditions including, among others, changes in metals prices; increases in the cost of raw materials or energy; competition in the metals and foundry industries; environmental and regulatory risks; ability to identify liabilities associated with acquired properties prior to their acquisition; ability to manage price and operational risks including industrial accidents and natural disasters; ability to manage foreign operations; changes in technology; and ability to acquire or renew permits and approvals.

Any forward-looking statement made by the Company or management in this release speaks only as of the date on which it or they make it. Factors or events that could cause the Company's actual results to differ may emerge from time to time, and it is not possible for the Company to predict all of them. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, unless otherwise required to do so under the law or the rules of the NASDAQ Global Market.

EBITDA

EBITDA is a non-GAAP measure.

We have included EBITDA to provide a supplemental measure of our performance which we believe is important because it eliminates items that have less bearing on our current and future operating performance and so highlights trends in our core business that may not otherwise be apparent when relying solely on GAAP financial measures. A reconciliation of EBITDA to net income is provided in the attached financial statements.

CONTACT: Globe Specialty Metals, Inc.
Mal Appelbaum, 212-798-8123
Chief Financial Officer
Email: mappelbaum@glbsm.com
Or Jeff Bradley, 212-798-8122 Chief Executive Officer Email: jbradley@glbsm.com

GLOBE SPECIALTY METALS, INC.
AND SUBSIDIARY COMPANIES
Condensed Consolidated Income Statements
(In thousands, except per share amounts)
(Unaudited)

	Twelve Months Ended		Three Months Ended

	June 30, 2012	June 30, 2011	June 30, 2012	March 31, 2012	June 30, 2011
Net sales	$705,544	641,863	$191,698	173,437	175,934
Cost of goods sold	552,873	488,018	156,367	139,408	126,296
Selling, general, and administrative expenses	61,623	54,739	18,527	13,979	15,819
Research and development	127	87	24	100	10
Business interruption insurance recovery	(450)	-	-	-	-
(Gain) loss on sale of business	(54)	4,249	-	-	4,249
Operating income	91,425	94,770	16,780	19,950	29,560
Other income (expense):
Interest income	243	214	98	129	131
Interest expense, net of capitalized interest	(7,610)	(3,198)	(3,065)	(1,698)	(988)
Foreign exchange gain (loss)	1,191	(390)	366	(191)	(139)
Other income	1,387	1,318	979	48	674
Income before provision for income taxes	86,636	92,714	15,158	18,238	29,238
Provision for income taxes	28,760	35,988	5,230	5,972	12,509
Net income	57,876	56,726	9,928	12,266	16,729
Income attributable to noncontrolling interest, net of tax	(3,306)	(3,918)	(1,108)	(653)	(1,184)
Net income attributable to Globe Specialty Metals, Inc.	$54,570	52,808	$8,820	11,613	15,545
Weighted average shares outstanding:
Basic	75,039	74,925	75,049	75,049	74,933
Diluted	76,624	76,624	76,568	76,617	76,777
Earnings per common share:
Basic	$0.73	0.70	$0.12	0.15	0.21
Diluted	0.71	0.69	0.12	0.15	0.20

EBITDA:
Net income	$57,876	56,726	$9,928	12,266	16,729
Provision for income taxes	28,760	35,988	5,230	5,972	12,509
Net interest expense	7,367	2,984	2,967	1,569	857
Depreciation, depletion, amortization and accretion	35,078	25,055	10,594	8,552	6,705
EBITDA	$129,081	120,753	$28,719	28,359	36,800

GLOBE SPECIALTY METALS, INC.
AND SUBSIDIARY COMPANIES
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	June 30,	March 31,	June 30,
	2012	2012	2011
Assets
Current assets:
Cash and cash equivalents	$178,010	140,655	166,208
Accounts receivable, net	85,258	72,385	60,871
Inventories	119,441	111,656	109,292
Prepaid expenses and other current assets	27,915	27,808	27,876
Total current assets	410,624	352,504	364,247
Property, plant, and equipment, net	432,761	333,737	229,977
Goodwill	56,740	53,715	53,503
Other intangible assets	477	477	477
Investments in unconsolidated affiliates	9,217	9,036	8,640
Deferred tax assets	200	304	217
Other assets	26,728	26,782	21,208
Total assets	$936,747	776,555	678,269

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$52,005	39,331	39,947
Current portion of long-term debt	-	22,222	-
Short-term debt	317	1,403	1,094
Revolving credit agreements	9,000	12,000	12,000
Accrued expenses and other current liabilities	40,602	29,870	34,475
Total current liabilities	101,924	104,826	87,516
Long-term liabilities:
Revolving credit agreements	131,386	39,989	34,989
Long-term debt	-	27,778	-
Deferred tax liabilities	28,835	25,347	23,264
Other long-term liabilities	70,803	27,681	17,224
Total liabilities	332,948	225,621	162,993
Stockholders’ equity:
Common stock	8	8	8
Additional paid-in capital	405,675	405,007	399,900
Retained earnings	119,863	111,043	80,300
Accumulated other comprehensive loss	(6,840)	(2,347)	(2,995)
Treasury stock at cost	(4)	(4)	(4)
Total Globe Specialty Metals, Inc. stockholders’ equity	518,702	513,707	477,209
Noncontrolling interest	85,097	37,227	38,067
Total stockholders’ equity	603,799	550,934	515,276
Total liabilities and stockholders’ equity	$936,747	776,555	678,269

GLOBE SPECIALTY METALS, INC.
AND SUBSIDIARY COMPANIES
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Twelve Months Ended		Three Months Ended

	June 30, 2012	June 30, 2011	June 30, 2012	March 31, 2012	June 30, 2011
Cash flows from operating activities:
Net income	$57,876	56,726	$9,928	12,266	16,729
Adjustments to reconcile net income
to net cash provided by operating activities:
Depreciation, depletion, amortization and accretion	35,078	25,055	10,594	8,552	6,705
Share-based compensation	2,482	4,332	668	667	457
(Gain) loss on sale of business	(54)	4,249	-	-	4,249
Amortization of deferred financing fees	2,180	195	1,657	186	86
Deferred taxes	9,312	13,538	6,537	(118)	4,958
Changes in operating assets and liabilities:
Accounts receivable, net	2,608	(4,664)	13,644	(11,589)	919
Inventories	10,729	(25,355)	12,225	7,082	(10,603)
Prepaid expenses and other current assets	(4,505)	(1,649)	293	(1,910)	777
Accounts payable	(5,047)	(7,833)	304	3,487	(4,587)
Accrued expenses and other current liabilities	2,038	(6,179)	3,381	6,771	(3,856)
Other	(8,790)	2,773	(2,995)	(2,363)	2,681
Net cash provided by operating activities	103,907	61,188	56,236	23,031	18,515
Cash flows from investing activities:
Capital expenditures	(41,836)	(35,039)	(3,511)	(11,279)	(8,263)
Sale of businesses, net of cash disposed	-	2,500	-	-	-
Acquisition of business, net of cash acquired	(109,717)	-	(36,523)	-	-
Working capital adjustments from acquisition of businesses, net	-	(2,038)	-	-	-
Other investing activities	(152)	(16,935)	(152)	-	-
Net cash used in investing activities	(151,705)	(51,512)	(40,186)	(11,279)	(8,263)
Cash flows from financing activities:
Net (payments) of long-term debt	-	(17,012)	(50,000)	-	(10)
Net (payments) borrowings of short-term debt	(777)	(6,973)	(1,086)	1,018	562
Net borrowings (payments) on revolving credit agreements	81,946	30,989	76,946	(3,000)	-
Dividend payment	(15,007)	(11,269)	-	-	-
Proceeds from stock option exercises	195	5,215	-	-	226
Other financing activities	(6,495)	(869)	(4,346)	(307)	-
Net cash provided by (used in) financing activities	59,862	81	21,514	(2,289)	778
Effect of exchange rate changes on cash and cash equivalents	(262)	(578)	(209)	(6)	(135)
Net increase in cash and cash equivalents	11,802	9,179	37,355	9,457	10,895
Cash and cash equivalents at beginning of period	166,208	157,029	140,655	131,198	155,313
Cash and cash equivalents at end of period	$178,010	166,208	$178,010	140,655	166,208

Supplemental disclosures of cash flow information:
Cash paid for interest, net	$4,475	2,533	$1,173	1,181	848
Cash paid for income taxes, net	22,023	19,819	879	1,335	15,377

GLOBE SPECIALTY METALS, INC.
AND SUBSIDIARY COMPANIES
Supplemental Statistics
(Unaudited)

	Twelve Months Ended		Three Months Ended

	June 30, 2012	June 30, 2011	June 30, 2012	March 31, 2012	June 30, 2011
Shipments in metric tons:
Silicon metal	119,634	122,607	35,343	30,210	31,096
Silicon-based alloys	113,468	110,868	31,340	30,618	25,484
Total shipments*	233,102	233,475	66,683	60,828	56,580

Average selling price ($/MT):
Silicon metal	$3,015	2,835	$2,762	2,901	3,198
Silicon-based alloys	2,379	2,134	2,267	2,287	2,452
Total*	$2,705	2,502	$2,530	2,592	2,862
Average selling price ($/lb.):
Silicon metal	$1.37	1.29	$1.25	1.32	1.45
Silicon-based alloys	1.08	0.97	1.03	1.04	1.11
Total*	$1.23	1.13	$1.15	1.18	1.30

* Excludes by-products and other